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                                                                    EXHIBIT 99.a


                                EXHIBIT 23(a)2(b)
                              DECLARATION OF TRUST


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                         AEGON/TRANSAMERICA SERIES TRUST

                                  AGREEMENT AND

                              DECLARATION OF TRUST

                              DATED APRIL 21, 2005

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                                  AGREEMENT AND

                              DECLARATION OF TRUST

                       OF AEGON/TRANSAMERICA SERIES TRUST

THIS AGREEMENT AND DECLARATION OF TRUST is made and entered into as of the date set forth below by the Trustees named hereunder for the purpose of forming a Delaware statutory trust in accordance with the provisions hereinafter set forth.

NOW, THEREFORE, the Initial Trustees hereby directs that the Certificate of Trust be filed with the Office of the Secretary of State of the State of Delaware, and the Initial Trustees do hereby declare that the Trustees will hold in trust all cash, securities and other assets that the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the benefit of the holders of Shares in the Trust.

                                    ARTICLE I

                              NAME AND DEFINITIONS

SECTION 1.1. NAME. The name of the Trust is "AEGON/Transamerica Series Trust," and as far as may be practicable the Trustees shall conduct the business and activities of the Trust created hereby and execute all documents and take all actions under that name or any other name they may from time to time determine, which name (and the word "Trust" whenever used in the Declaration, except where the context requires otherwise) shall refer to the Trustees in their capacity as Trustees, and not individually or personally and shall not refer to the officers, agents, employees or shareholders of the Trust created hereby or of such Trustees.

SECTION 1.2. DEFINITIONS. Wherever they are used herein, the following terms have the following meanings:

"Affiliated Person" shall have the meaning set forth in Section 2(a)(3) of the 1940 Act.

"By-Laws" shall mean the By-Laws, if any, adopted pursuant to Section 2.9 hereof, as from time to time amended.

"Class" shall mean the Class of Shares of a Series of the Trust established in accordance with the provisions of Article V hereof.

"Commission" shall mean the Securities and Exchange Commission.

"Custodian" shall mean any Person other than the Trustees who has custody of any Trust Property as required by Section 17(f) of the 1940 Act.

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"Declaration" shall mean this Declaration of Trust as amended from time to time.

"Delaware Act" means the Delaware Statutory Trust Act, 12 Del. C. Section 3801 et seq., as amended from time to time.

"Distributor" shall have the meaning set forth in Section 3.1 hereof.

"Initial Trustee" shall mean the person or persons who have signed this Declaration of Trust.

"Interested Person" shall have the meaning set forth in Section 2(a)(19) of the 1940 Act.

"Investment Adviser" shall have the meaning set forth in Section 3.2 hereof.

"Investment Sub-Adviser" shall have the meaning set forth in Section 3.2 hereof.

"Majority Shareholder Vote" shall mean the vote of a majority of the outstanding voting securities, as defined in Section 2(a)(42) of the 1940 Act.

"1940 Act" shall mean the Investment Company Act of 1940, as amended from time to time.

"Person" shall mean an individual, a company, a corporation, partnership, trust or association, a joint venture, an organization, a business, a firm or other entity, whether or not a legal entity, or a country, state, municipality or other political subdivision or any governmental agency or instrumentality.

"Principal Underwriter" shall have the meaning set forth in Section 2(a)(29) of the 1940 Act.

"Series" shall mean the Series of Shares of the Trust established in accordance with the provisions of Article V hereof.

"Shareholder" shall mean a record owner of Shares.

"Shares" shall mean the units of interest into which the beneficial interest of each Series or Class thereof shall be divided from time to time and includes fractions of Shares as well as whole Shares (all of the units of interest of a Series or of a single Class may be referred to as "shares" as the context may require).

"Transfer Agent" shall mean any Person other than the Trustees who maintains the Shareholder records of the Trust, such as the list of Shareholders, the number of Shares credited to each account, and the like.

"Trust" shall mean the Delaware statutory trust (the "AEGON/Transamerica Series Trust") established by this Declaration of Trust, as amended from time to time.

"Trust Property" shall mean any and all property, real or personal, tangible or intangible, which is

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owned or held by or for the account of the Trust or the Trustees.

"Trustees" shall mean the individuals who have signed this Declaration of Trust, so long as they shall continue in office in accordance with the terms hereof, and all other individuals who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions of Article II hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his or her capacity or their capacities as Trustees hereunder.

                                   ARTICLE II

                                    TRUSTEES

SECTION 2.1. POWERS. The Trustees, subject only to the specific limitations contained in this Declaration, shall have exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, including such power, control and authority to do all such acts and things as in their sole judgment and discretion are necessary, incidental, convenient or desirable for the carrying out of or conducting of the business of the Trust or in order to promote the interests of the Trust, but with such powers of delegation as may be permitted by this Declaration. The enumeration of any specific power, control or authority herein shall not be construed as limiting the aforesaid power, control and authority or any other specific power, control, or authority. The Trustees shall have power to conduct and carry on the offices and to exercise any or all of its trust powers and rights, in the State of Delaware, in the State of Florida, in any other states, territories, districts, colonies and dependencies of the United States and in any foreign countries. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. Such power of the Trustees may be exercised without order of or resort to any court.

Without limiting the foregoing, the Trustees shall have the power:

      (a) to operate as and to carry on the business of an investment company, and to exercise all the powers necessary and appropriate to the conduct of such operations.

      (b) to subscribe for and to invest and reinvest funds in, and hold for investment, the securities (including by not limited to bonds, debentures, time notes, certificates of deposit, commercial paper, bankers' acceptances and all other evidences of indebtedness and shares, stock, subscription rights, warrants, profit-sharing interests or participations and all other contracts for or evidences of equity interests) of any Person and to hold cash uninvested.

      (c) to acquire (by purchase, subscription or otherwise), to trade in and deal in, to sell or otherwise dispose of, to enter into repurchase agreements and firm commitment agreements with respect to, and to lend and to pledge any such securities.

      (d) to acquire (by purchase, subscription or otherwise), to trade in and deal in, to sell or

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otherwise dispose of, options or futures.

(e) to exercise all rights, powers and privileges of ownership or interest in all securities included in the Trust Property, including the right to vote, give assent, execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities and to delegate, assign, waive or otherwise dispose of any such rights, powers or privileges.

(f) to exercise powers and rights of subscription or otherwise which in any manner arise out of the Trust's ownership of securities.

(g) to declare (from interest, dividends or other income received or accrued, from accruals of original issue or other discounts on obligations held, from capital or other profits whether realized or unrealized and from any other lawful sources) dividends and distributions on the Shares and to credit the same to the account of Shareholders, or at the election of the Trustees to accrue income to the account of Shareholders, on such dates (which may be as frequently as every day) as the Trustees may determine. Such dividends, distributions or accruals shall be payable in cash, property or Shares at such intervals as the Trustees may determine at any time in advance of such payment, whether or not the amount of such dividend, distribution or accrual can at the time of declaration or accrual be determined or must be calculated subsequent to declaration or accrual and prior to payment by reference to amounts or other factors not yet determined at the time of declaration or accrual (including but not limited to the amount of a dividend or distribution to be determined by reference to what is sufficient to enable the Trust to qualify as a regulated investment company under the United States Internal Revenue Code or to avoid liability for Federal income tax).

The power granted by this Subsection (g) shall include, without limitation, and if otherwise lawful, the power (A) to declare dividends or distributions or to accrue income to the account of Shareholders by means of a formula or other similar method of determination whether or not the amount of such dividend or distribution can be calculated at the time of such declaration; (B) to establish record or payment dates for dividends or distributions on any basis, including the power to establish a number of record or payment dates subsequent to the declaration of any dividend or distribution; (C) to establish the same payment date for any number of dividends or distributions declared prior to such date;
(D) to provide for payment of dividends or distributions declared and as yet unpaid, or unpaid accrued income, to Shareholders redeeming Shares prior to the payment advance for conditions under which any dividend or distribution may be payable in Shares to all or less than all of the Shareholders.

(h) to acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale, lease or otherwise) any property, real, or personal and any interest therein.

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(i) to borrow money, and in this connection to issue notes or other evidences of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting to security interests the Trust Property; and to lend Trust Property.

(j) to aid by further investment any Person, if any obligation of or interest in such Person is included in the Trust Property or if the Trustees have any direct or indirect interest in the affairs of such Person; to do anything designed to preserve, protect, improve or enhance the value of such obligation or interest; and to endorse or guarantee or become surety on any or all of the contracts, stock, bonds, notes, debentures and other obligations of any such Person; and to mortgage the Trust Property or any part thereof to secure any of or all such obligations.

(k) to promote or aid the incorporation of any organization or enterprise under the law of any country, state, municipality or other political subdivision, and to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

(l) to enter into joint ventures, general or limited partnerships and any other combinations or associations.

(m) to purchase and pay for entirely out of Trust Property insurance policies insuring the Shareholders, Trustees, officers, employees and agents of the Trust, the Investment Adviser, the Distributor and dealers or independent contractors of the Trust against all claims and liabilities of every nature arising by reason of holding or having held any such position or by reason of any action taken or omitted by such Person in such capacity, whether or not constituting negligence, to the extent the Trust would have the power, under provisions or applicable law, to indemnify such Person against such liability.

(n) to establish and carry out pension, profit-sharing, share purchase, share bonus, savings, thrift and other retirement, incentive and benefit plans for any Trustees, officers, employees or agents of the Trust.

(o) to the extent permitted by law and determined by the Trustees, to indemnify any Person with whom the Trust has dealings, including, without limitation, the Shareholders, the Trustees, the officers, employees and agents of the Trust, the Investment Adviser, the Distributor, the Transfer Agent, the Custodian and dealers.

(p) to incur and pay any charges, taxes and expenses which in the opinion of the Trustees are necessary or incidental to or proper for carrying out any of the purposes of this Declaration, and to pay from the funds of the Trust Property to themselves as Trustees reasonable compensation and reimbursement for expenses.

(q) to prosecute or abandon and to compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes.

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      (r) to foreclose any security interest securing any obligations owed to the Trust.

      (s) to exercise the right to consent, and to enter into releases, agreements and other instruments, including, but not limited to, the right to consent or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer any security of which is or was held by the Trust; to consent to any contract, lease, mortgage, purchase or sale of such property by said corporation or issuer, and to pay calls or subscriptions with respect to securities held by the Trust.

      (t) to employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust.

      (u) to determine and change the fiscal year of the Trust and the method in which its accounts shall be kept.

      (v) to adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

      (w) to take such actions as are authorized or required to be taken by the Trustees pursuant to other provisions of this Declaration.

      (x) in general to carry on any other business in connection with or incidental to any of the objectives and purposes of the Trust, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to take any action incidental or appurtenant to or growing out of or connected with the business, purposes, objects or powers of the Trustees.

      (y) to establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article V hereof.

      (z) to allocate assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class thereof, or to apportion the same among two or more Series or Classes, as applicable, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely by that Series or Class as provided for in Article V hereof.

      (aa) to establish a registered office and have a registered agent in the state of Delaware.

      (bb) subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.

The foregoing clauses shall be construed both as objects and as powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general

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powers of the Trustees.

The Trustees shall not be limited by any law now or hereafter in effect limiting the investments which may be made or retained by fiduciaries, but they shall have full power and authority to make any and all investment within the limitation of this Declaration that they, in their sole and absolute discretion, shall determine, and without liability for loss even though such investments do not or may not produce income or are of a character or in an amount not considered proper for the investment of Trust funds.

SECTION 2.2. LEGAL TITLE. Legal title to all the Trust Property shall as far as may be practicable be vested in the name of the Trust, which name shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust or of the Trustees, provided that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees with suitable reference to their trustee status, or in the name of the Trust, or in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the termination of the term of office of a Trustee, whether upon such Trustee's resignation or removal, or upon the due election and qualification of his successor or upon the occurrence of any of the events specified in the first sentence of Section 2.6 hereof or otherwise, such Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

SECTION 2.3. NUMBER OF TRUSTEES; TERM OF OFFICE. After the initial election of Trustees, the number of Trustees shall be ten, which number may be increased or decreased from time to time by a written instrument signed by a majority of the Trustees, provided that the number of Trustees shall not be fewer than two nor more than fifteen (15). The initial Trustees named in Section 2.4 hereof and each Trustee elected (whenever such election occurs) shall hold office until his successor is elected and qualified or until the earlier occurrence of any of the events specified in the first sentence of Section 2.6 hereof.

SECTION 2.4. ELECTION OF TRUSTEES. The Initial Trustees shall be: Peter R. Brown, Charles C. Harris; Russell A. Kimball, Jr.; Williams W. Short, Jr.; Daniel Calabria; Brian C. Scott; Janice B. Case; Leo J. Hill; John W. Waechter; and Thomas P. O'Neill. Trustees may succeed themselves in office. Trustees may be elected at a Shareholders' meeting. At such a Shareholders' meeting, Trustees shall be elected by a plurality of the votes validly cast. In the event that less than the majority of the Trustees holding office have been elected by the Shareholders, to the extent required by the 1940 Act, the Trustees then in office shall call a Shareholder meeting for the election of Trustees. Trustees need not own Shares.

SECTION 2.5. RESIGNATION AND REMOVAL. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the

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Chairman of the Board, or the Secretary or any Assistant Secretary, and such resignation shall be effective upon such delivery, or at any later date specified in the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than two) with cause by the affirmative vote of two-thirds of the remaining Trustees. Any Trustee may be removed at any meeting of Shareholders by a majority vote of the outstanding voting securities of the Trust, as defined in the 1940 Act.

SECTION 2.6. VACANCIES. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, retirement, resignation or removal (whether pursuant to Section 2.5 hereof or otherwise), bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. A vacancy shall also occur upon an increase in the number of Trustees in accordance with Section 2.3 hereof. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the authorized number of Trustees, the remaining Trustees shall fill such vacancy by the appointment of such individual as they in their sole and absolute discretion shall see fit, made by a written instrument signed by a majority of the Trustees then in office, provided that immediately after filling any such vacancy (except during the period preceding the initial meeting of Shareholders) at least two-thirds of the Trustees then holding office shall have been elected to such office by the Shareholders. In the event that at any time, other than the time preceding the first Shareholders' meeting, less than a majority of the Trustees holding office at that time were elected by the Shareholders, a meeting of the Shareholders shall be held promptly and in any event within sixty (60) days (unless the Commission shall by order extend such period) for the purpose of electing Trustees to fill any existing vacancies. No such appointment or election shall become effective, however, until the person named shall have accepted in writing such appointment or election and agreed in writing to be bound by the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section 2.6, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration.

SECTION 2.7. COMMITTEES; DELEGATION. The Trustees shall have the power to appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may exercise some or all of the power and authority of the Trustees as the Trustees may determine (including but not limited to the power to determine net asset value and net income), subject to any limitations contained in the By-Laws, and in general to delegate from time to time to one or more of their number or to officers, employees or agents of the Trust such power and authority and the doing of such things and the execution of such instruments, either in the name of the Trust or the names of the Trustees or otherwise, as the Trustees may deem expedient, provided that no committee shall have the power:

      (a) to change the principal office of the Trust;

      (b) to amend the By-Laws;

      (c) to issue Shares;

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      (d) to elect or remove from office any Trustee or the Chairman of the
      Board, the President, the Treasurer or the Secretary of the Trust;

      (e) to increase or decrease the number of Trustees;

      (f) to declare a dividend or other distribution on the Shares;

      (g) to authorize the repurchase of Shares; or

      (h) to authorize any merger, consolidation or sale, lease or exchange of all or substantially all of the Trust Property.

SECTION 2.8. ACTION WITHOUT A MEETING; PARTICIPATION BY CONFERENCE TELEPHONE. Unless the 1940 Act requires that a particular action must be taken only at a meeting of Trustees, any action required or permitted to be taken at any meeting of the Trustees (or of any committee of the Trustees) may be taken without a meeting if written consent thereto are signed by all Trustees then in office (or by all members of such committee) and such written consents are filed with the records of the meetings. Trustees may participate in a meeting of the Trustees (or of any committee of the Trustees) by means of a conference telephone or similar communications equipment if all individuals participating can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

SECTION 2.9. BY-LAWS. The Trustees may adopt By-Laws not inconsistent with this Declaration or law to provide for the conduct of the business of the Trust, and may amend or repeal such By-Laws.

SECTION 2.10. NO BOND REQUIRED. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

SECTION 2.11. RELIANCE ON EXPERTS, ETC. Each Trustee, officer, agent and employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected in relying in good faith upon the books of account or other records of the Trust, or upon reports made to the Trustees (a) by any of the officers or employees of the Trust, (b) by the Investment Adviser, the Investment Sub-Adviser, the Distributor, the Custodian or the Transfer Agent, or (c) by any accountants, selected dealers or appraisers or other agents, experts or consultants selected with reasonable care by the Trustees, regardless of whether such agent, expert or consultant may also be a Trustee. The Trustees, officers, agents and employees of the Trust may take advice of counsel with respect to the meaning and operation of this Declaration, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The exercise by the Trustees of their powers and discretion hereunder and the construction in good faith by the Trustees of the meaning or effect of any provision of this Declaration shall be binding upon everyone interested. A Trustee, officer, agent or employee shall be liable for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, and for nothing else, and shall not be liable for errors

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of judgment or mistakes of fact or law.

                                   ARTICLE III

                                    CONTRACTS

SECTION 3.1. DISTRIBUTION CONTRACT. The Trustees may from time to time enter into a distribution contract with another Person (the "Distributor") providing for the sale of Shares, pursuant to which the Trustees may agree to sell the Shares to the Distributor or appoint the Distributor their sales agent for the Shares. Such contract may provide that the Distributor may enter into contracts with other Persons to sell the Shares on behalf of the Distributor and the Trust. Such contract may also provide for the repurchase of Shares by the Distributor as agent of the Trustees and shall contain such terms and conditions, if any, as may be prescribed in the By-Laws and such further terms and conditions not inconsistent with the provisions of this Article III or of the By-Laws as the Trustees may in their discretion determine.

SECTION 3.2. ADVISORY OR MANAGEMENT CONTRACT. Subject to such requirements and restrictions as may be set forth under applicable federal or state law and in the By-Laws, including, without limitation, on the date hereof the requirements of Section 15 of the 1940 Act, or any successor provision, the Trustees may from time to time enter into investment advisory or management contracts with other Persons ("Investment Advisers") pursuant to which such Investment Advisers shall agree to furnish to the Trustees management, investment advisory, statistical and research facilities and services with respect to the Trust or any Series thereof, such contract to contain such other terms and conditions, if any, as may be prescribed in the By-Laws and such further terms and conditions not inconsistent with the provisions of this Article III, the By-Laws or applicable law as the Trustees may in their discretion determine, including the grant of authority to the Investment Adviser to determine what securities shall be purchased or sold by the Trust and what portion of its assets shall be uninvested and to implement its determinations by making changes in the Trust's investments. Such contracts may also provide for the Trust and such Investment Advisers to enter into contracts with Persons ("Investment Sub-Advisers"), pursuant to which management, investment advisory, statistical and research facilities may be supplied to the Trust or any Series thereof and the Investment Adviser.

SECTION 3.3. OTHER SERVICE AGREEMENTS. The Trustees are also empowered, at any time and from time to time, to contract with any corporations, trusts associations or other organizations, appointing it or them the custodian, transfer agent or Shareholder servicing agent for the Trust or one or more of its Series. Every such contract shall comply with such requirements and restrictions as may be set forth under applicable federal or state law and in the By-Laws or stipulated by resolution of the Trustees. The Trustees are empowered, at any time and from time to time, to retain sub-agents (foreign or domestic) in connection with any service provider to the Trust or one or more of its Series. Subject to applicable law, the Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services, including without limitation, accounting and pricing services, to the Trust or one or more Series, as the Trustees determine to be in the beset interests of the Trust and the applicable Series.

SECTION 3.4. AFFILIATIONS OF TRUSTEES OR OFFICERS, ETC. The fact that any Shareholder, Trustee, officer, agent or employee of the Trust is a shareholder, member, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any Person of or for any parent or affiliate of any Person with which an investment advisory or management contract, principal underwriter or distributor contract or custodian, transfer agent, disbursing agent or similar agency contract may have been or may hereafter be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder of or has any other interest in the Trust, or that any such Person also has any one or more similar contracts with one or more other such Persons, or has other businesses or interests, shall not affect the validity of any such contract made or that may hereafter be made with the Trustees or disqualify any Shareholder, Trustee, officer, agent or employee of the Trust from voting upon or executing the same or create any liability or accountability to the Trustees, the Trust, any Series or the Shareholders.

                                   ARTICLE IV

                    LIMITATION OF LIABILITY; INDEMNIFICATION

SECTION 4.1. NO PERSONAL LIABILITY OF SHAREHOLDERS, TRUSTEES, ETC. No Shareholder shall be subject to any personal liability whatsoever in connection with Trust Property or the acts, debts, liabilities, expenses, obligations or affairs of the Trust or a particular Series. All Persons extending credit to, contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such Series for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, nor any other Series shall be personally liable therefor. The Trustees shall not be responsible or liable in any event for any neglect or wrong doing of any officer, employee or agent (including, without limitation, the Investment Adviser, any Investment Sub-Adviser, the Distributor, the Custodian and the Transfer Agent) of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee. Nothing in this Declaration shall, however, protect any Trustee, officer, employee or agent of the Trust against any liability to which such Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

SECTION 4.2. EXECUTION OF DOCUMENTS; NOTICE; APPARENT AUTHORITY. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust, any Series or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of State of the State of Delaware and shall recite that the obligations of such instruments are binding only upon the assets and property of the Trust or the particular Series in question, but the omission thereof shall not operate to bind any Trustees, Shareholders or officers, employees and agents of the Trust individually. No purchaser, lender, Transfer Agent or other Person dealing with the Trustees or any officer, employee or agent of the

Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by such officer, employee or agent or make inquiry concerning or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of such officer, employee or agent.

SECTION 4.3. INDEMNIFICATION OF TRUSTEES, OFFICERS, ETC. The Trust shall indemnify each of its Trustees, officers, employees and agents (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body in which he or she may be or may have been involved as a party or otherwise or with which he or she may be or may have been threatened, while acting as Trustee or as an officer, employee or agent of the Trust or the Trustees, as the case may be, or thereafter, by reason of his or her being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he or she shall have been adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust, provided that no individual shall be indemnified hereunder against any liability to the Trust or the Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. If a Trustee is designated a "financial expert" in the Trust's regulatory filings under the 1940 Act, such Trustee shall not be subject to a heightened standard of care in discharging such duties and responsibilities. The Trustees may make advance payments out of the assets belonging to the applicable Series in connection with the expense of defending any action with respect to which indemnification might be sought under this
Section 4.3, provided that the indemnified Trustee, officer, employee or agent shall have given a written undertaking to reimburse the applicable Series in the event it is subsequently determined that he or she is not entitled to such indemnification. The rights accruing to any Trustee, officer, employee or agent under these provisions shall not exclude any other right to which he or she may be lawfully entitled and shall inure to the benefit of his or her heirs, executors, administrators or other legal representatives.

SECTION 4.4. INDEMNIFICATION OF SHAREHOLDERS. In case any Shareholder or former Shareholder of any Series of the Trust shall be held personally liable solely by reason of his or her being or having been a Shareholder and not because of acts or omission or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representative or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series of the Trust to be held harmless from and indemnified against all loss and expense, including legal expenses reasonably incurred, arising from such liability. The rights accruing to a Shareholder under this Section 4.4 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein out of the assets belonging to the applicable Series of the Trust.

SECTION 4.5. INSURANCE. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee, officer, employee or agent of the Trust in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust.

                                    ARTICLE V

                          SHARES OF BENEFICIAL INTEREST

SECTION 5.1. BENEFICIAL INTEREST. The interest of the beneficiaries hereunder shall be divided into transferable Shares of one or more distinct Series or Classes thereof, without par value. The number of shares of beneficial interest authorized hereunder is unlimited.

SECTION 5.2. RIGHTS OF SHAREHOLDERS. Shares shall be deemed to be personal property giving only the rights provided in this Declaration. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The ownership of the Trust Property and the right to conduct any business herein before described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interest of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor to entitle the legal representative of such Shareholder to an accounting or to take any action in any court or otherwise against other Shareholders or the Trustees or the Trust Property, but only to the rights of such Shareholder hereunder. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights.

SECTION 5.3. TRUST ONLY. The Trust shall be a Delaware statutory trust. It is the intention of the Trustees to create only the relationship of the Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

SECTION 5.4. ISSUANCE OF SHARES.

SECTION 5.4.1. GENERAL. The Trustees may from time to time without vote of the Shareholders issue and sell or cause to be issued and sold Shares, except that only Shares previously contracted to be sold may be issued during any period when the right of redemption is suspended pursuant to the provision of Section
6.6 hereof. The Trustees shall have full power and authority without obtaining prior authorization or vote of the Shareholders to classify or reclassify any unissued Shares into one or more Series or Classes of Shares, to abolish any one or more Series or Classes of Shares or to divide the Shares of any Series into Classes. If the Shares of a Series are divided into Classes, each such Class shall represent interests in the assets of a Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that expenses allocated to that Class of a Series may be borne solely by such Class as shall be determined by the Trustees and a Class of a Series may have exclusive voting rights with respect to matters affecting only that Class. All such Shares, when issued in accordance with the terms of this Section 5.4, shall be fully paid and nonassessable.

SECTION 5.4.2. PRICE. No Shares shall be issued or sold by the Trustees for less than an amount which would result in the proceeds to the applicable Series, before taxes and other expenses payable by the Trust in connection with such transaction, of at least the net asset value per share of the applicable Series or Class next determined as set forth in Article VII hereof after receipt of a purchase order for such Shares. For this purpose, the time of receipt of an order shall be the time it is first received in proper form at such office or agency as may be designated for the purpose.

SECTION 5.4.3. ON MERGER OR CONSOLIDATION. In connection with the acquisition of assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities), businesses or stock of another Person, the Trustees may issue or cause to be issued Shares of a Series and accept in payment therefor, in lieu of cash, such assets or businesses at their market value (as determined by the Trustees) or such stock at the market value (as determined by the Trustees) of the assets held by such other Person, either with or without adjustment for contingent costs or liabilities provided that the funds of the applicable Series are permitted by law to be invested in such assets, businesses or stock.

SECTION 5.4.4. FRACTIONAL SHARES. The Trustees may issue and sell fractions of Shares, to two decimal places, having pro rata all the rights of full Shares, including, without limitation, the right to vote and to receive dividends and distributions.

SECTION 5.5. SERIES OR CLASS.

SECTION 5.5.1. ESTABLISHMENT OF SERIES OR CLASS. The establishment of any Series or Class shall be effective upon adoption of a resolution by a majority of the then Trustees setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or Class thereof. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Trustees may by majority vote abolish that Series or Class and the establishment and designation thereof.

SECTION 5.5.2. ASSETS AND LIABILITIES OF SERIES. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be referred to as "assets belonging to" that Series. In addition, any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as they, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and shall be referred to as assets belonging to that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in Trust for the benefit of the holders of Shares of the Series. The assets belonging to each particular Series shall be charged with the liabilities of the Series and all expenses, costs, charges and reserves attributable to that Series, except that expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust or Series which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes. Any creditor of any Series may look only to the assets of that Series to satisfy such creditor's debt.

SECTION 5.6. REGISTER OF SHARES. A register shall be kept at the principal office of the Trust or an office of the Transfer Agent which shall contain the name and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-Laws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trust as shall keep the said register for entry thereon.

SECTION 5.7. SHARE CERTIFICATES. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series or Class. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series or Class and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series or Class and as to the number of Shares of each Series or Class held, from time to time, by each Shareholder.

SECTION 5.8. TRANSFER OF SHARES. Shares shall be transferable on the records of the Trust upon delivery to the Trust or the Transfer Agent or Agents of appropriate evidence of assignment, transfer, succession or authority to transfer accompanied by any certificate or certificates representing such shares previously issued the transferor. Upon such delivery the transfers shall be recorded on the register of the Trust. Until such record is made, the Trustees, the Transfer Agent, and the officers, employees and agents of the Trust shall not be entitled or required to treat the assignee or transferee of any share as the absolute owner thereof for any purpose, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such Share on the part of any Person, other than the holder of record, whether or not any of them shall have express or other notice of such claim or interest.

SECTION 5.9. VOTING POWERS. The Shareholders shall have power to vote only: (a) for the election or removal of Trustees as provided in Section 2.4 and 2.6 hereof; and (b) with respect to such additional matters relating to the Trust as may be required by this Declaration or the By-Laws or by reason of the registration of the Trust or the Shares with the Commission or any State or by an applicable law or any regulation or order of the Commission or any State or as the Trustees may consider necessary or desirable. On any matter submitted to a vote of the Shareholders, all Shares shall be voted by individual Series, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series and (ii) when the Trustees have determined that the matter affects only the interests of one or more Series or one or more Classes, then only the Shareholders of such Series or Class shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which Shareholders are entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by Proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the By-Laws or this Declaration to be taken by Shareholders. The By-Laws may include further provisions for Shareholders' votes and related matters.

SECTION 5.10. QUORUM AND REQUIRED VOTE. Except when a larger quorum is required by applicable law, by the By-Laws or by this Declaration of Trust, (i) thirty-three and one-third percent (33 1/3%) of the Shares entitled to vote shall constitute a quorum at a Shareholders meeting and (ii) when any one or more Series or Class is to vote as a single class separate from any other Shares, thirty-three and one-third percent (33 1/3%) of the Shares of each Series or Class entitled to vote shall constitute a quorum at a Shareholders meeting of the Series or Class. Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws or by applicable law, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality of the Shares voted shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust requires that the holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then a majority of the Shares of that Series or Class voting on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series or Class is concerned.

SECTION 5.11. MEETINGS OF SHAREHOLDERS. Meetings of the Shareholders of any Series or Class thereof may be called at any time by the Chairman of the Board, the President or any Vice President of the Trust, or by a majority of the Trustees for the purpose of taking action upon any matter requiring the vote or authority of such Shareholders as herein provided or upon any other matters deemed to be necessary or desirable. A meeting of Shareholders of any Series or Class thereof may also be called at any time upon the written request of a holder or the holders of not less than 10% of all of the Shares entitled to be voted at such meeting, provided that the Shareholder or Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholder or Shareholders.

SECTION 5.12. ACTION WITHOUT A MEETING. Any action which may be taken by Shareholders may be taken without a meeting if such proportion of Shareholders as is required to vote for approval of the matter by law, the Declaration or the By-Laws consents to the action in writing and the written consents are filed with the records of Shareholders' meetings. Such consents shall be treated for all purposes as a vote taken at a Shareholders' meeting.

                                   ARTICLE VI

                       REDEMPTION AND REPURCHASE OF SHARES

SECTION 6.1. REDEMPTION OF SHARES. The Trustees shall redeem Shares of a particular Series or Class thereof, subject to the conditions and at the price determined as herein set forth, upon proper application of the record holder thereof at such office or agency as may be designated from time to time for that purpose by the Trustees. The Trustees shall have power to determine from time to time the form and the other accompanying documents which shall be necessary to constitute a proper application for redemption.

SECTION 6.2. PRICE. Such Shares shall be redeemed for an amount not exceeding the net asset value of Shares of the applicable Series or Class thereof next determined as set forth in Article VII hereof after receipt of a proper application for redemption.

SECTION 6.3. PAYMENT. Payment for such Shares redeemed shall be made to the Shareholders of record within seven (7) days after the date upon which proper application is received, subject to the Trustees or their designated agent being satisfied that the purchase price of such Shares has been collected and to the provisions of Section 6.4 hereof. Such payment shall be made in cash or other assets of the applicable Series or both, as the Trustees shall prescribe. For the purposes of such payment for Shares redeemed, the value of assets delivered shall be determined as set forth in Article VII hereof as of the same time as of which the per share net asset value of such Shares is determined. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities for delivery as all or part of any payment in-kind.

SECTION 6.4. EFFECT OF SUSPENSION OF RIGHT OF REDEMPTION. If, pursuant to
Section 6.6 hereof, the Trustees shall declare a suspension of the right of redemption of Shares of a particular Series or Class thereof, the rights of Shareholders (including those who shall have applied for redemption pursuant to Section 6.2 hereof but who shall not yet have received payment) to have such Shares redeemed and paid for by the applicable Series shall be suspended until the time specified in Section 6.6. Any record holder who shall have his redemption right so suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where application was made, revoke any application for redemption not honored. The redemption price of Shares for which redemption applications have not been revoked shall not exceed the net asset value of such Shares next determined as set forth in Article VII hereof after the termination of such suspension, and payment shall be made within seven (7) days after the date upon which the application was made plus the period after such application during which the determination of net asset value was suspended.

SECTION 6.5. REPURCHASE BY AGREEMENT. A Series may repurchase Shares directly, or through the Distributor or another agent designated for the purpose, by agreement with the owner thereof at a price not exceeding the net asset value per Share of such Series or the applicable Class thereof next determined as set forth in Article VII hereof after the time when the contract of purchase is made.

SECTION 6.6. SUSPENSION OF RIGHT OF REDEMPTION. The Trustees may with respect to the Series or Class thereof declare a suspension of the right of redemption or postpone the date of payment or redemption for the whole or any part of any period (a) during which the New York Stock

Exchange is closed, other than customary weekend and holiday closings, (b) during which trading on the New York Stock Exchange is restricted, (c) during which an emergency exists as a result of which disposal by the Trustees of securities owned by them is not reasonably practicable or it is not reasonably practicable for the Trustees fairly to determine the value of the net assets of such Series or Class thereof, or (d) during which the Commission may for the protection of security holders of such Series or Class thereof by order permit suspension of the right of redemption or postponement of the date of payment or redemption. Such suspension shall take effect at such time as the Trustees shall specify, which shall not be later than the close of business on the business day next following the declaration, and thereafter there shall be no determination of net asset value until the Trustees shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which (i) the condition giving rise to the suspension shall have ceased to exist and (ii) no other condition exists under which suspension is authorized under this Section 6.6. Each declaration by the Trustees pursuant to this Section 6.6 shall be consistent with such applicable rules and regulations, if any, relating to the subject matter thereof as shall have been promulgated by the Commission or any other governmental body having jurisdiction over the Trust and as shall be in effect at the time. To the extent not inconsistent with such rules and regulations, the determination of the Trustees shall be conclusive.

SECTION 6.7. INVOLUNTARY REDEMPTION OF SHARES; DISCLOSURE OF HOLDING.

      (a) If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of a particular Series or Class thereof has or may become concentrated in any person to an extent which would disqualify a Series as a regulated investment company under the United States Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them:

            (i) to call for redemption a number, or principal amount, of Shares sufficient in the opinion of the Trustees to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification; and

            (ii) to refuse to transfer or issue Shares to any Person whose acquisition of the Shares in question would in the opinion of the Trustees result in such disqualification.

            Any redemption pursuant to this Section 6.7(a) shall be effected at a redemption price determined in accordance with Section 6.2 hereof.

      (b) The holders of Shares shall upon request disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the United States Internal Revenue Code, or to comply with the requirements of any other taxing authority.

      (c) Subject to the requirements of the 1940 Act, the Board of Trustees may cause the Trust to redeem, at the price and in the manner provided in this
      Article VI, Shares of any Series or Class held by any person (i) if such person is no longer qualified to hold such Shares in accordance with such qualification as may be established by the Trustees, (ii) if the net asset value of such Shares is below the minimum investment amount which is set forth in the Registration Statement of the Trust or (iii) if otherwise deemed by the Trustees to be in the best interest of the Trust or that particular Series or Class as a whole.

                                   ARTICLE VII

                 DETERMINATION OF NET ASSET VALUE; DISTRIBUTIONS

SECTION 7.1. DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS. Subject to applicable law and Section 5.5 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in the Registration Statement of the Trust as filed with the Commission such bases and time or times for determining the net asset value of the Shares of any Series or Class, the net income attributable to the Shares of any Series or Class, or the declaration and payment of dividends and distributions on the Shares of any Series or Class, as they may deem necessary or desirable from time to time.

SECTION 7.2. DISTRIBUTIONS TO SHAREHOLDERS. Without limiting the powers of the Trustees under Subsection (g) of Section 2.1 hereof, the Trustees may at any time and from time to time, as they may determine, allocate or distribute to Shareholders of a particular Series such income and capital gains, accrued or realized, as the Trustees may determine, after providing for actual, accrued or estimated expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with generally accepted accounting practices. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Such distributions shall be made in cash or property belonging to the applicable Series or in Shares of the applicable Series or Class thereof or any combination thereof as determined by the Trustees. Any such distribution paid in Shares shall be paid at the net asset value thereof. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate. Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Trust, the above provisions shall be interpreted to give the Trustees the power in their discretion to allocate or distribute for any fiscal years as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

                                  ARTICLE VIII

                                    CUSTODIAN

SECTION 8.1. APPOINTMENT AND DUTIES. Subject to the 1940 Act and such rules, regulations and orders as the Commission may adopt, the Trustees shall employ a bank or trust company having a capital, surplus and undivided profits of at least $2,000,000 as custodian with authority as the agent of the Trust, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust:

      (a) to hold the securities owned by the Trust and deliver the same upon written order;

      (b) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and

      (c) to disburse such funds upon orders or vouchers.

The Trustees may also authorize such custodian as the agent of the Trust (x) to keep the books and accounts of the Trust and of each Series and Class and furnish clerical and accounting services and (y) to compute the net income and the value of the net assets of each Series and Class.

The acts and services of the custodian shall be performed upon such basis of compensation as may be agreed upon by the Trustees and the custodian. If so directed by a Majority Shareholder Vote, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

The Trustees also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank or trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least $2,000,000.

SECTION 8.2. ACTION UPON TERMINATION OF CUSTODIAN AGREEMENT. Upon termination of a custodian agreement or inability of any custodian to continue agreement or inability of any custodian to continue to serve, the Trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special Shareholders' meeting to determine whether the Trust shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the Shares outstanding and entitled to vote, the custodian shall deliver and pay over all Trust Property held by it as specified in such vote.

SECTION 8.3. CENTRAL CERTIFICATE SYSTEM, ETC. Subject to such rules, regulations and order as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

SECTION 8.4. ACCEPTANCE OF RECEIPTS IN LIEU OF CERTIFICATES. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to accept written receipts or other written evidences indicating purchases of securities held in book-entry for in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

                                   ARTICLE IX

                         DURATION; TERMINATION OF TRUST;
                        AMENDMENT; MERGERS; OFFICES, ETC.

SECTION 9.1. DURATION AND TERMINATION.

      (a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the affirmative vote of a majority of the Shares of each Series entitled to vote, voting separately by Series, or by the Trustees by written notice to the Shareholders. Any Series may be dissolved at any time by vote of a majority of the Shares of such Series entitled to vote, or by the Trustees by written notice to the Shareholders of such Series. Upon the termination of the Trust:

            (i) The Trust or any affected Series shall carry on no business except for the purpose of winding up its affairs.

            (ii) The Trustees shall proceed to wind up the affairs of the Trust or any affected Series and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or any affected Series shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or any affected Series, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property or property of the affected Series to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business.

            (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property or property belonging to the affected Series, in cash or in kind or partly each, among the Shareholders according to their respective rights.

      (b) After termination of the Trust or any Series and distribution to the Shareholders as herein provided, the Trustees and the Trust shall thereupon be discharged from all further liabilities and duties hereunder with respect to the Series affected, and the rights and interests of all Shareholders of the Series affected shall thereupon cease.

      (c) Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

SECTION 9.2. AMENDMENT PROCEDURE. Except as specifically provided in this section, the Trustees may, without shareholder vote, restate, amend or otherwise supplement this Declaration of Trust. Shareholders shall have the right to vote
(i) on any amendment that would affect their right to vote granted in Section
5.9 hereof, (ii) on any amendment to this section, (iii) on any amendment that may be required to be approved by Shareholders by applicable law or by the Trust's Registration Statement filed with the Commission, and (iv) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to the Shareholders that, as the Trustees determine, shall affect the Shareholders of one or more Series or Class shall be authorized by a vote of the Shareholders of each Series or Class affected and no vote of Shareholders of a Series or Class not affected shall be required. Notwithstanding anything else herein, no amendment hereof shall limit the rights of insurance provide by Section 4.5 with respect to acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification referenced in Article IV hereof. The Trustees may, without Shareholder vote, restate, amend or otherwise supplement the Certificate of Trust as they deem necessary or desirable.

SECTION 9.3. MERGER, CONSOLIDATION AND SALE OF ASSETS.

      (a) Notwithstanding anything else herein, the Trustees may, without any Shareholder approval or vote unless such approval or vote is required by applicable law, in order to change the form or jurisdiction of organization of the Trust or for any other purpose (i) cause the trust to merge or consolidate with or into one or more trusts (or series thereof to the extent permitted by law), partnerships, associations, corporations or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger or consolidation), (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law or (iii) cause the Trust to reorganize under the laws of any state or other political subdivision of the United States, if such action is determined by the Trustee to be in the best interests of the Trust. Any agreement of merger or consolidation or exchange or certificate of merger may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

      (b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section may effect any amendment to the governing instrument of the Trust or effect the adoption of a new trust instrument of the trust if the Trust is the surviving or resulting trust in the merger or consolidation.

      (c) The Trustees may, without any Shareholder approval or vote unless such approval or vote is required by applicable law, create one or more statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

      (d) Notwithstanding anything else herein, the Trustees may, without Shareholder approval (unless required by the 1940 Act), invest all or a portion of the Trust Property of any Series, or dispose of all or a portion of the Trust Property of any Series, and invest the proceeds of such disposition in interests issued by one or more investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State if Delaware or any other state or jurisdiction) (or series thereof) which is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, cause a Series that is organized in the master/feeder fund structure to withdraw or redeem its Trust Property from the master fund and cause such Series to invest its Trust Property directly in securities and other financial instruments or in another master fund.

                                    ARTICLE X

                             REPORTS TO SHAREHOLDERS

The Trustees shall at least semi-annually submit to the Shareholders of a particular Series a written financial report of the transactions of the Trust with respect to that Series, including financial statements which shall at least annually be accompanied by a report thereon of independent public accountants.

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1. FILING. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments.

SECTION 11.2. GOVERNING LAW.

      (a) The Trust is created under, and this Declaration of Trust is to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Trust shall be of the type commonly called a statutory trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the

      Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions

      (b) Notwithstanding the first sentence of Section 11.2(a), there shall not be applicable to the Trust, the Trustees or this Declaration of Trust (x) the provisions of section 3540 of Title 12 of the Delaware Code or (y) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust.

SECTION 11.3. COUNTERPARTS. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

SECTION 11.4. RELIANCE BY THIRD PARTIES. Any certificate executed by an individual who, according to the record of the Trust, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matter so certified in favor of any Person dealing with the Trustees and their successors.

SECTION 11.5. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

      (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with requirements of the 1940 Act, would be inconsistent with any of the conditions necessary for qualification of the Trust as a regulated investment company under the United States Internal Revenue Code or is inconsistent with other applicable laws and regulations, such provision shall be deemed never to have constituted a part of this Declaration, provided that such determination shall not affect any of the remaining provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.

      (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

SECTION 11.6 DERIVATIVE ACTIONS. In addition to the requirements set forth in
Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

      (a) The Shareholder or Shareholders must make a per-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such action is not likely to succeed. For purposes of this Section 11.6(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that such Trustee receives remuneration for his or her service on the Board of Trustees of the Trust or on the boards of one or more Trusts that are under common management with or otherwise affiliated with the Trust.

      (b) Unless a demand is not required under paragraph (a) of this Section 11.6, Shareholders eligible to bring such derivative action under the Delaware Act who hold at least 10% of the outstanding Shares of the Trust, or 10% of the outstanding Shares of the Series or Class to which such action relates, shall join in the request for the Trustees to commence such action.

      (c) Unless a demand is not required under paragraph (a) of this Section 11.6, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.

For purposes of this Section 11.6, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue.

SECTION 11.7. SECTION HEADINGS; INTERPRETATION. Section headings in this Declaration are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof. References in this Declaration to "this Declaration" shall be deemed to refer to this Declaration as from time to time amended, and all expressions such as "hereof", "herein" and "hereunder" shall be deemed to refer to this Declaration and not exclusively to the article or section in which such words appear.

IN WITNESS WHEREOF, the undersigned have executed this instrument this 21st day of April, 2005.

----------------------------
John K. Carter, Attorney in Fact for
Peter R. Brown, Trustee
Brian C. Scott, Trustee
Thomas P. O'Neill, Trustee
Charles C. Harris, Trustee
Russell A. Kimball, Jr., Trustee
William W. Short, Jr., Trustee
Daniel Calabria, Trustee
Janice B.  Case, Trustee
Leo J. Hill, Trustee
John W. Waechter, Trustee